EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael J. Smith, President, Chief Financial Officer, Secretary and Director of Trimaine Holdings, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual Report on Form 10-K of Trimaine Holdings, Inc. for the year ended December 31, 2003 (the 'Report') fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Trimaine Holdings, Inc.
Dated: March 30, 2004

/s/ Michael J. Smith
Michael J. Smith President, Chief Financial Officer, Secretary and Director Trimaine Holdings, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Trimaine Holdings, Inc. and will be retained by Trimaine Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.